UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)     May 19, 2006

                            CIGMA METALS CORPORATION
             (Exact name of registrant as specified in its charter)


Florida                              0-27355                 98-0203244
(State or other jurisdiction         (Commission             (IRS Employer
of incorporation)                    File Number)            Identification No.)


1 Edith Place, Coolum Beach, Queensland, Australia             4573
(Address of principal executive offices)                       (Zip Code)

Registrant's Telephone Number, Including the area code:        (+61) 4111-56177


(Former name or former address, if changed from last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Information A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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CIGMA METALS CORPORATION
------------------------

Item 3.03 Material Modification to Rights of Security Holders

Cigma Metals Corporation has been notified of the successful completion of the Company's documentation submitted to the NASDAQ with respect to its previously announced two for one forward stock split of the Company's common stock. Commencing on May 22, 2006, the Company's common stock will commence trading on the Pink Sheets under the new trading symbol CGMX rather than its old trading symbol CGMV.

On April 7, 2006, Cigma's Board of Directors approved a two for one forward stock split effective May 15, 2006 subject to applicable regulatory approval (the "Effective Date"). The Company believes a 2:1 stock split will enhance the liquidity and marketability of the common shares and make the common shares accessible to a wider range of investors.

Although each share of the Company's issued and outstanding common stock on the Effective Date (the "PRE-SPLIT SHARES") shall be automatically converted and split into 2 shares of the common stock (the "POST-SPLIT SHARES"), Shareholders must return their certificates if they wish to receive new replacement certificates representing the Post Split Shares. The new certificates will evidence the Company's new CUSIP number, which is identified with its new trading symbol CGMX.

Item 9.01 Financial  Statements  and  Exhibits

(d)  Exhibits:

99.1 Cigma Metals Corporation news release issued May 19, 2006 and disseminated through the facilities of recognized newswire services.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CIGMA METALS CORPORATION


Date: May 19, 2006                       by: /s/ Lars Pearl
      ------------                           --------------
                                                 Lars Pearl
                                                 President and Director


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